Exhibit 1.1

CANCER GENETICS, INC.

                Shares of Common Stock

UNDERWRITING AGREEMENT

                    , 2012

William Blair & Company, L.L.C.

  As Representative of the Several

  Underwriters Named in Schedule A

c/o William Blair & Company, L.L.C.

222 West Adams Street

Suite 3300

Chicago, Illinois 60606

Ladies and Gentlemen:

SECTION 1. Introductory. Cancer Genetics, Inc. (the “Company”), a Delaware corporation, proposes to issue and sell                 shares (the “Firm Shares”) of its authorized but unissued common stock, $0.0001 par value per share (“Common Stock”), to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined (“Underwriters”), who are acting severally and not jointly. In addition, the Company proposes to grant to the Underwriters options to purchase up to an aggregate of                 additional shares of Common Stock (“Option Shares”) as provided in Section 4 hereof. The Firm Shares and, to the extent such options are exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.” Immediately prior to the consummation of the offering contemplated by this Underwriting Agreement (this “Agreement”), the Company intends to file (i) a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (“Certificate of Amendment”) to effect a reverse split of its Common Stock in a range to be set forth in the Certificate of Amendment and to increase the authorized capital stock of the Company. The Board of Directors of the Company will determine the exact ratio of the reverse split and the Company will publicly announce the exact ratio of the reverse split immediately prior to filing the Certificate of Amendment with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”). The Company also intends to file an Amended and Restated Certificate of Incorporation with the Secretary of State in connection with the consummation of the offering contemplated by this Agreement (the “Amended and Restated Certificate of Incorporation”).

You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and William Blair & Company, L.L.C. (the “Representative”), acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the “Pricing Agreement”). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

The Company hereby confirms its agreement with the Underwriters as follows:

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-178836) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission (“Commission”) by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act;” unless otherwise indicated all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the 1933 Act, which became effective upon filing, no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the preliminary prospectus in reliance upon Rule 430A. There have been or will promptly be delivered to you one signed copy of such registration statement and amendments, one copy of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses, and final forms of prospectus for each of the Underwriters.

Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including all 430A Information and all 430C Information, that in any case has not then been superseded or modified), as from time to time amended or supplemented, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. Any Rule 462(b) Registration Statement shall be deemed to be part of the “Registration Statement” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the “Prospectus” as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the “Exchange Act.”

(b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or any Additional Closing Date hereinafter defined, as the case may be, the Registration Statement, including all 430A Information and all 430C Information, if applicable, and the Prospectus and any amendments or supplements thereto, in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

As of the Applicable Time hereinafter defined, neither (x) the Issuer General Use Free Writing Prospectus(es) hereinafter defined issued at or prior to the Applicable Time, the Statutory Prospectus hereinafter defined as of the Applicable Time and the information in Schedule A to the Pricing Agreement, all being considered together (collectively, the “Disclosure Package”) nor (y) any individual Issuer Limited Use Free Writing Prospectus hereinafter defined issued at or prior to the Applicable Time, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading.

As used in this Section 2(b) and elsewhere in this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Applicable Time” means [            ], Chicago Time, on                    , 2012 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors and specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 5(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

Notwithstanding the foregoing, the representations and warranties of the Company set forth in this Section 2(b) shall not apply to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in the preparation thereof, it being agreed that the only such information furnished by any Underwriter is the information described in Section 3.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, and at the date of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405, including (x) the Company or its subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the 1933 Act and not being the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares, all as described in Rule 405.

(c) Since the date of the most recent financial statements of the Company and its subsidiary included in the Registration Statement, the Disclosure Package and the Prospectus and except as set forth in this Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon conversion of preferred stock or convertible debt or exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or its subsidiary (other than payments of debt in the ordinary course or conversions of debt to equity), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiary taken as a whole; (ii) neither the Company nor its subsidiary has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiary taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiary taken as a whole; and (iii) neither the Company nor its subsidiary has sustained any loss or interference with its business that is material to the Company and its subsidiary taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(d) The Company and its subsidiary have been duly incorporated or formed and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, with power and authority (corporate or other) to own their properties and conduct their business as described in the Prospectus; the Company and its subsidiary are duly qualified to do business under the law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiary taken as a whole (“Material Adverse Effect”); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The State of New Jersey is the only jurisdiction in which the Company or its subsidiary maintains an office or leases property.

(e) The Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of its subsidiary, free and clear of any claims, liens, encumbrances or security interests except as set forth in the Prospectus and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

(f) Upon filing of the Certificate of Amendment and Amended and Restated Certificate of Incorporation, the Company will have an authorized capitalization as set forth in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive or similar rights, and conform to the description thereof contained in the Prospectus.

(g) The Shares to be issued and sold by the Company to the Underwriters have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

(h) The Company’s subsidiary does not own or possess any property or assets, or have any obligations or liabilities, or possess any rights (by contract, franchise, permit or otherwise) or engage in any operations that would, individually or in the aggregate, have a Material Adverse Effect on the Company and the subsidiary taken as a whole.

(i) Except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, each stock option granted under any stock option plan of the Company (each, a “Company Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and, without limiting the generality of the foregoing, no such grant involved any “back-dating” or similar practice with respect to the effective date of such grant. Except as would not, individually or in the aggregate, have a Material Adverse on the Company and its subsidiary taken as a whole, each such option (i) was granted in compliance with applicable law and with the applicable Company Stock Plan, (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company and (iii) has been properly accounted for in the Company’s financial statements in accordance with generally accepted accounting principles (“GAAP”) and disclosed in the Company’s filings with the Commission.

(j) The Company has the requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby, including the filing of the Company’s Certificate of Amendment and Amended and Restated Certificate of Incorporation as contemplated in the Disclosure Package; this Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

(k) The execution, delivery and performance by the Company of this Agreement and the Pricing Agreement and the issuance and sale of the Shares and the filing of the Certificate of Amendment and Amended and Restated Certificate of Incorporation will not (i) violate the charter, bylaws or similar organizational documents of the Company or its subsidiary, (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or change of control under (A) any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or (B) any statute, rule, regulation or order applicable to the Company or its subsidiary of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, except, in the case of clause (ii), as would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiary taken as a whole. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the Financial Industry Regulatory Authority (“FINRA”).

(l) McGladrey & Pullen LLP, who has certified certain consolidated financial statements, notes and schedules of the Company and its subsidiary included in the Registration Statement, the Disclosure Package and the Prospectus, and Regen Benz MacKenzie, CPAs, PC, who reported on the consolidated financial statements of the Company and its subsidiary from which certain financial information of the Company and its subsidiary are included in the Registration Statement, the Disclosure Package and the Prospectus, are each independent registered public accounting firms as required by the 1933 Act, the rules and regulations of the 1933 Act and the Public Company Accounting Oversight Board and are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(m) The consolidated financial statements (including the related notes thereto) of the Company and its subsidiary included in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated statements of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

The financial information set forth in the Prospectus under “Summary Consolidated Financial and Other Data” and “Selected Financial and Operating Data” presents fairly in all material respects on the basis stated in the Prospectus, the information set forth therein.

Any pro forma financial information included in the Registration Statement, the Disclosure Package and the Prospectus presents fairly the information shown therein, has been prepared in accordance with generally accepted accounting principles and the Commission’s rules and guidelines with respect to pro forma information, has been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

Any disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(n) Neither the Company nor its subsidiary is (i) in violation of its charter, by-laws or similar organizational documents or (ii) in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contractual obligation to which it is a party where such default would have a Material Adverse Effect; and, to the Company’s knowledge, there does not exist any state of facts which constitutes an event of default as defined in any lease, loan, agreement, franchise, license, permit or other contractual obligation or which, with notice or lapse of time or both, would constitute such an event of default, except for defaults that neither singly nor in the aggregate would have a Material Adverse Effect on the Company and its subsidiary taken as a whole.

(o) The statements in the Disclosure Package and the Prospectus under the heading “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and under the headings “Shares Eligible for Future Sale,” “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Our Common Stock”, “Risk Factors—Intellectual Property Risks Related to Our Business,” “Description of the Business—Legislative and Regulatory Changes Impacting Clinical Laboratory Tests,” “Description of the Business—Governmental Regulations,” “Description of the Business—Legal Proceedings” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(p) Except as disclosed in the Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, its subsidiary or any of their respective properties that, if determined adversely to the Company or its subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Pricing Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign), to the Company’s knowledge, are threatened or contemplated.

(q) Except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, and except for such rights as have been waived, or have terminated, on or prior to the date hereof, (i) no person other than the Underwriters has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(r) The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit B-1 hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and (ii) each person or entity named in Exhibit B-2 hereto (such persons or entities identified in clauses (i) and (ii), the “Locked-Up Parties”).

(s) No relationship, direct or indirect, exists, and no transaction has occurred, between or among the Company or its subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiary, on the other, that is required by the 1933 Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Disclosure Package.

(t) The Company and its subsidiary have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or that are not material to the Company and its subsidiary taken as a whole. The Company and its subsidiary hold their respective leased properties that are material to the Company and its subsidiary taken as a whole under valid and binding leases.

(u) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v) The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts, arrangements or agreements referred to or described in the Disclosure Package, Prospectus or any Issuer Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract, arrangement or agreement, except for terminations which would neither singly nor in the aggregate have a Material Adverse Effect on the Company.

(w) There are no contracts, arrangements, agreements or documents required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(x) Except as disclosed in the Disclosure Package and the Prospectus, the Company together with its subsidiary owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent applications, patent rights, trade secrets, inventions (whether or not patentable), know-how, trademarks registrations, trademark applications, trade names, copyrights, copyright applications and other works of authorship, service marks and other intellectual property rights and proprietary rights (“Trade Rights”) material to the business of the Company and its subsidiary. Neither the Company nor its subsidiary has received any notice from any third party, or is otherwise aware of any infringement, misappropriation or other violation by the Company or its subsidiaries as to the Trade Rights of any third parties; and neither the Company nor its subsidiary has infringed, misappropriated or otherwise violated the Trade Rights of any third parties, which infringement, misappropriation or other violation would reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiary. To the knowledge of the Company, no third party has infringed, diluted, misappropriated or otherwise violated the Trade Rights of the Company or its subsidiary.

(y) The conduct of the business of the Company and its subsidiary is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiary taken as a whole.

(z) The Company and its subsidiary possess all permits, licenses, consents, approvals, certificates and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Disclosure Package and the Prospectus; the Company and its subsidiary are in compliance with the terms and conditions of all such Governmental Licenses other than as would not, individually or in the aggregate, have a Material Adverse Effect; all such Governmental Licenses are valid and in full force and effect other than as would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor its subsidiary has received any notice of proceedings related to revocation or modification of any such Governmental Licenses or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course.

(aa) All offers and sales of the Company’s securities prior to the date hereof were duly registered with or the subject of an available exemption from the registration requirements of the applicable federal, state and local securities or blue sky laws.

(bb) All United States federal and comparable Italian income tax returns and other material tax returns of the Company and its subsidiary required by law to be filed have been filed and all such tax returns are true, correct and complete in all material respects. All taxes due and payable by the Company and its subsidiary (whether or not shown or reportable on any tax return)

have been paid, except taxes being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been established in accordance with GAAP. The Company and its subsidiary have established adequate reserves in accordance with GAAP in respect of all taxes for all taxable years for which the statute of limitations on assessment has not yet expired. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or its subsidiary or any of their respective properties or assets.

(cc) The Company has filed a registration statement pursuant to Section 12(b) of the Exchange Act to register the Common Stock thereunder, has filed an application to list the Shares on The NASDAQ Global Market and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

(dd) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiary, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures relating to the Company included in the Registration Statement, the Disclosure Package and the Prospectus.

(ee) The Company and its subsidiary maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting (each, an “Internal Control Event”).

(ff) Since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) The Company and its subsidiary, each are not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, each will not be, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (“Investment Company Act”).

(hh) The Company’s board of directors has validly appointed an audit committee (the “Audit Committee”) whose composition satisfies the requirements of the Rules of The NASDAQ Stock Market (the “Exchange Rules”), and the board of directors or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(ii) The Company and its subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Disclosure Package and the Prospectus. All policies of insurance and fidelity or surety bonds insuring the Company, its subsidiary and their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiary are in compliance with the terms of such policies and instruments in all material respects; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

(jj) The Company and its directors or officers, in their capacities as such, are in compliance with all provisions of the Sarbanes-Oxley Act that are applicable to the Company and its directors or officers as of the date hereof. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(kk) Except as disclosed in the Disclosure Package and the Prospectus, with respect to each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)) for which the Company would have any liability (whether absolute or contingent) (each, a “Plan”), (i) no failure to satisfy the minimum funding standards of Sections 302 and 303 of ERISA or Sections 412 or 430 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or other event of the kind described in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred; (ii) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administrative exemption and (iv) each Plan is in compliance with applicable law, including, without limitation, ERISA and the Code. Neither the Company nor any trade or business, whether or not incorporated, that, together with the Company, would be deemed to be a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code has incurred or reasonably expects to incur any liability with respect to any Plan (A) under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) or (B) in respect of any post-employment health, medical or life insurance benefits for former, current or future employees of the Company or any subsidiary, except as required to avoid excise tax under Section 4980B of the Code. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that, individually or in the aggregate, could reasonably be expected to result in Material Adverse Effect to the Company or its subsidiary.

(ll) Neither the Company nor its subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers or directors and has not received notice from any of its executive officers that such officer does not intend to remain in the employment of the Company.

(mm) The Company is unaware of any existing or imminent labor disturbance by the employees of any of its or its subsidiary’s principal suppliers, contractors or customers, that would be reasonably expected to have a Material Adverse Effect.

(nn) Except as disclosed in the Disclosure Package and Prospectus, none of the Company, its subsidiary or the officers, directors, managing employees, agents (or any combination thereof) of the Company or its subsidiary is or has been, in conflict with, or in default or violation of, any law applicable to the Company or its subsidiary or by which any property or asset of the Company or its subsidiary is bound or affected, including, but not limited to, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. §§ 1395nn), any applicable state fraud and abuse prohibitions, including those that apply to all payors (governmental, commercial insurance and self-payors), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalty laws (42 U.S.C. § 1320a-7a), the Program Fraud and Civil Remedies Act (31 U.S.C. § 3801 et seq.), the criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the exclusion laws (42 U.S.C. § 1320a-7), the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a et seq.); the federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information, Technology for Economic and Clinical Health Act of 2009, the exclusion laws (42 U.S.C. 1320a-7), any federal or state billing or reimbursement laws or related guidance issued by the Centers for Medicare & Medicaid Services or any applicable state Medicaid agency, and any comparable state or local laws, and the regulations promulgated pursuant to such laws, each as amended from time to time, other than violations which would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(oo) Except as disclosed in the Prospectus, to the knowledge of the Company, neither the Company nor its subsidiary is currently or has been: (i) subject to a corporate integrity agreement, deferred prosecution agreement, consent decree, settlement agreement or similar agreements or orders mandating or prohibiting future or past activities; (ii) under investigation by the Department of Justice, the Office of the Inspector General of the U.S. Department of Health and Human Services, the Centers for Medicare and Medicaid Services, any state Attorney General, state Medicaid Agency, qui tam relator, or the United States Food and Drug Administration (the “FDA”) for contracting, promotional, billing, coding, reimbursement or other fraud and abuse or related issues; or (iii) suspended, debarred or excluded from participating in any state or federal health care program.

(pp) Except as disclosed in the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiary, as applicable, meets all material requirements of eligibility, participation, claims submission and payment of any state or federal health care program and other third party payment programs.

(qq) Except as disclosed in the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Company and its subsidiary hold, and are operating in compliance with such permits, registrations, licenses, franchises, approvals, authorizations and clearances of the FDA and such other federal, state, local or provincial governmental body having jurisdiction over the Company, its subsidiary or any of their tests or services or business operations, as are required for the conduct of their business as currently conducted and all such permits are in full force and effect; (b) the Company and its subsidiary have operated and currently are in compliance in all material respects with applicable statutes and implementing regulations administered or enforced by the FDA and any other governmental body with jurisdiction over its business; and (c) the Company and its subsidiary have not received notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA or other governmental body alleging that any operation or activity of the Company or its subsidiary is in violation of any applicable law, rule or regulation.

(rr) Neither the Company nor its subsidiary nor any Company owned test or manufacturing site has been subject to a shutdown or import or export prohibition by the U.S. Federal Trade Commission, the FDA, the U.S. Department of Health and Human Services Office of Inspector General or any other governmental body, or received any FDA Form 483 or other governmental body notice of inspectional observations, “warning letters,” “untitled letters” or requests or requirements to make changes to the Company’s tests or services, or similar correspondence or notice from the FDA or other governmental body in respect of the Company’s business or tests or services and alleging or asserting noncompliance with any applicable law, permit or such a request or requirement of a governmental body, and, to the knowledge of the Company, neither the FDA nor any other governmental body has threatened to take any such action.

(ss) There have been no warnings, “dear doctor” letters, investigator notices, safety alerts or other written notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s tests or services and there are no material complaints with respect to the Company’s tests or services that are currently unresolved.

(tt) Neither the Company nor its subsidiary has received any notices or other correspondence from the FDA or from any other U.S. agency or comparable foreign government drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; and except as disclosed in the Prospectus or as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the Company and its subsidiary have each operated and currently are in compliance with all applicable rules, regulations and policies of the Regulatory Agencies.

(uu) The management information technology systems owned, licensed, leased or otherwise held for use by the Company or its subsidiary, including all computer hardware, software, firmware and telecommunications systems necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement, the Disclosure

Package and the Prospectus, and the management information technology systems operated on behalf of the Company or its subsidiary, perform reliably and in substantial conformance with the appropriate specifications and documentation for such systems.

(vv)(A) neither the Company nor its subsidiary is in violation of any material federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or the protection of human health or the environment (including, without limitation, ambient air, indoor air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its subsidiary and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation or any other action, suit or proceeding by any private party or governmental agency, against or affecting the Company or its subsidiary relating to Hazardous Materials or any Environmental Laws.

(ww) None of the Company, its subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xx) The operations of the Company and its subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(yy) None of the Company, its subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets

Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to its subsidiary, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(zz) The statistical, demographic and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be, after reasonable inquiry, reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources and, to the knowledge of the Company, no consent is required in connection with the use thereof.

(aaa) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(bbb) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ccc) The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(ddd) Except as contemplated by this Agreement and except as disclosed in the Disclosure Package and the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares contemplated hereby.

(eee) To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, in each case which affiliation or association is required to be, but is not, disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(fff) A member of the Audit Committee has confirmed to the Chief Financial Officer that, except as set forth in the Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

SECTION 3. Representations and Warranties of the Underwriters. The Representative, on behalf of the several Underwriters, represents and warrants to the Company that the information set forth in paragraphs 9 (excluding the first sentence), 10 and 11 under “Underwriting” in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

SECTION 4. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company                     Firm Shares at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares equal to the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto.

The public offering price and the purchase price shall be set forth in the Pricing Agreement.

At [9:00 A.M.], Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 11) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company, the Company will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company. Such time of delivery and payment is herein referred to as the “First Closing Date.” The certificates for the Firm Shares to be so delivered will be in such denominations and registered in such names as you request by notice to the Company prior to [10:00 A.M.], Chicago Time, on the second business day preceding the First Closing Date, and will be made available at the Company’s expense for checking and packaging by the Representative at [10:00 A.M.], Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants options to the several Underwriters to purchase, severally and not jointly, up to an aggregate of                     Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares, provided that the purchase price per Option Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The options granted hereunder may be exercised from time to time within 30 days after the date of the Prospectus first filed by the Company pursuant to Rule 424(b) under the 1933 Act (the “Rule 424 Prospectus”) upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Each such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as an “Additional Closing Date,” shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the aggregate number of Option Shares to be sold by the Company by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company’s expense for checking and packaging at 10:00 A.M., Chicago Time, on the first full business day preceding an Additional Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

You have advised the Company that each Underwriter has authorized you to accept delivery of its Shares, to make payment therefor and to acknowledge receipt thereof. You, individually and not as the Representative of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or any Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

SECTION 5. Covenants of the Company. The Company covenants and agrees that:

(a) The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

(b) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

(c) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

(d) If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Neither the Company nor its subsidiary will acquire any capital stock of the Company prior to the earlier of any Additional Closing Date or termination or expiration of the related options nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock or any other equity security convertible, exchangeable or exercisable for Common Stock payable to stockholders of record on a date prior to the earlier of any Additional Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

(f) The Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act no later than the date on which the Company would be required to file its reports under the Exchange Act containing such information.

(g) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus hereinafter defined, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

(h) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

(i) During the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy, upon request (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or FINRA; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company that is not disseminated via the Company’s website or a national news service; (iii) as soon as available, of copies of all reports and other communications (financial or otherwise) of the Company mailed to stockholders; and (iv) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiary are consolidated in reports furnished to its security holders generally or to the Commission).

(j) The Company will use the proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus under the caption “Use of Proceeds”.

(k) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b), copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

(l) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and The NASDAQ Global Market; and the Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(m) The Company will maintain such controls and other procedures, including without limitation those required by the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company, including its subsidiary, is made known to them by others within the Company or its subsidiary.

(n) The Company and its subsidiary will maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o) The Company agrees not to, directly or indirectly, (i) offer, sell (including “short” selling), assign, transfer, encumber, pledge, contract to sell, grant an option to purchase, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock or securities, options or rights convertible or exchangeable into, or exercisable for, Common Stock; (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock; or (iii) publicly disclose the intention to do any of the foregoing (except, in each case, for (A) Common Stock sold pursuant to this Agreement or issued and (B) Common Stock issued pursuant to options that are currently outstanding) without the prior written consent of the Representative for a period of 180 days (the “Lock-Up Period”) after the date of the Rule 424 Prospectus; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

(p) The Company will furnish to its security holders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its subsidiary certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its security holders consolidated summary financial information of the Company and its subsidiary for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website or by electronically filing such information with the Commission.

(q) So long as required by applicable law, the Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the 1933 Act.

(r) The Company will use its best efforts to list, subject to notice of issuance, the Shares on The NASDAQ Global Market.

(s) The Company will file with the Secretary of State its Certificate of Amendment and its Amended and Restated Certificate of Incorporation and the Certificate of Amendment and Amended and Restated Certificate of Incorporation shall be effective prior to the time of the First Closing Date.

SECTION 6. Covenants of the Company and the Underwriters. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative or by the Company and the Representative, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping.

SECTION 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the obligations of the Company hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution (including electronic delivery) of the Registration Statement, each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and a blue sky memorandum; (ii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and filing and clearance of such offering with FINRA; (iii) all costs, fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the offering, sale and delivery of the Shares to the several Underwriters; (iv) all costs, fees and expenses in connection with listing the Shares on The NASDAQ Global Market; (v) all costs, fees and expenses in connection with investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft and other transportation chartered in connection with the road show; and (vi) all costs, fees and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in the second paragraph of Section 2(b). Except as otherwise provided in this Section 7 or in Sections 9 or 14, the Underwriters shall pay their own expenses, including all counsel fees.

SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on each Additional Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or any Additional Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than [1:00 P.M.], Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than [1:00 P.M.], Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or any Additional Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A, the information concerning the public offering price of the Shares and price-related information, and such other information omitted from the preliminary prospectus in reliance on Rule 430A, shall have been transmitted to the Commission for filing pursuant to Rule 424(b) in the manner and within the prescribed time period (without reliance on Rule 424(b)(8)) and the Company will provide evidence satisfactory to the Representative of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

(b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representative in writing to the Company, if any.

(c) The legality and sufficiency of the authorization, issuance and sale or transfer of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement, the Disclosure Package, any Issuer Limited Use Free Writing Prospectus and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

(d) You shall not have advised the Company that the Registration Statement, the Disclosure Package, any Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) No event or condition of a type described in Section 2(c) hereof shall have occurred or shall exist, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the First Closing Date or the any Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

(f) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on The NASDAQ Stock Market or New York Stock Exchange or minimum prices shall have been established on such exchange or market; (ii) a suspension or material limitation in trading in the Company’s securities on The NASDAQ Stock Market; (iii) a general moratorium on commercial banking activities declared by Illinois, New York, or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis, any change in financial markets or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) which in the opinion of the Representative materially and adversely affects the market for the Shares or makes it impractical or inadvisable to proceed with the offering, sale or delivery of the Shares at the First Closing Date or any Additional Closing Date, as the case may be.

(g) The Shares to be sold at such First Closing Date or any Additional Date, as the case may be, shall have been approved for listing on The NASDAQ Global Market, subject to official notice of issuance.

(h) There shall have been furnished to you, as Representative of the Underwriters, on the First Closing Date or any Additional Closing Date, as the case may be, except as otherwise expressly provided below:

(i) An opinion or opinions of Lowenstein Sandler PC, counsel for the Company, addressed to and reasonably satisfactory to the Underwriters and dated the First Closing Date or any Additional Closing Date, as the case may be.

(ii) An intellectual property opinion of Alston & Bird LLP, intellectual property counsel for the Company, addressed to and reasonably satisfactory to the Underwriters and dated the First Closing Date or any Additional Closing Date, as the case may be.

(iii) A regulatory opinion of Alston & Bird LLP, regulatory counsel for the Company, addressed to and reasonably satisfactory to the Underwriters and dated the First Closing Date or any Additional Closing Date, as the case may be.

(iv) Such opinion or opinions of Latham & Watkins LLP, counsel for the Underwriters, dated the First Closing Date or any Additional Closing Date, as the case may be, with respect to the existence of the Company, the validity of the Shares, the Registration Statement, the Disclosure Package and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably request for the purpose of enabling them to pass upon such matters.

(v) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or any Additional Closing Date, as the case may be, to the effect that:

(1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or any Additional Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; and

(3) subsequent to the date of the most recent financial statements included in the Registration Statement and Prospectuses, and except as set forth or contemplated in the Prospectuses, (A) Neither the Company nor its subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (B) there has not been any change that has had or would reasonably be expected to have a Material Adverse Effect upon the Company and its subsidiary taken as a whole or any material change in their short-term debt or long-term debt.1

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2) and (3) to be set forth in said certificate.

(vi) At the time the Pricing Agreement is executed and also on the First Closing Date or any Additional Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representative of the Underwriters, from each of McGladrey & Pullen LLP and Regen Benz MacKenzie, CPAs, PC, independent registered public accounting firms, the first of each to be dated the date of the Pricing Agreement, the second of each to be dated the First Closing Date and each additional (in the event of an additional closing) to be dated the Additional Closing Date, in form and substance reasonably satisfactory to the Representative. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representative to proceed with the public offering or purchase of the Shares as contemplated hereby.

(vii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or any Additional Closing Date, as the case may be, regarding certain statistical or financial figures included in the Prospectus which you may reasonably request and which have not been otherwise verified by the letters referred to in clause (vi) above, such verification to include the provision of documentary evidence supporting any such statistical or financial figure.

(viii) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(ix) Such further certificates and documents as you may reasonably request.

(x) At the time the Pricing Agreement is executed and also on the First Closing Date or any Additional Closing Date, as the case may be, there shall be delivered to you a certificate of the Chief Financial Officer of the Company as to certain financial information contained in the Prospectus and the Disclosure Package, the first of each to be dated the date of the Pricing Agreement, the second of each to be dated the First Closing Date and each additional (in the event of an additional closing) to be dated the Additional Closing Date, in form and substance reasonably satisfactory to the Representative.

(i) The Company shall have filed with the Secretary of State its Certificate of Amendment and Amended and Restated Certificate of Incorporation and the Certificate of Amendment and Amended and Restated Certificate of Incorporation shall be effective prior to the time of the First Closing Date.2

[1]	Subject to negotiation of final comfort letters, certain data in the S-1 may need to be certified to as well.
[2]	Confirm mechanics – subject to change.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Latham & Watkins LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

SECTION 9. Reimbursement of Underwriters’ Expenses. If the sale to the Underwriters of the Firm Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 9, Section 7 and Section 11 shall at all times be effective and shall apply.

SECTION 10. Effectiveness of Registration Statement. You and the Company will use your and its best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

SECTION 11. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information described in Section 3

(collectively, the “Underwriter Information”). In addition to its other obligations under this Section 11(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses) bears to, and in the case of the Underwriters, as the underwriting discount received by them bears to, the total of such amounts paid to the Company and received by the Underwriters as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting commissions and discounts received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11(d) are several in proportion to their respective underwriting commitments and not joint.

(e) The provisions of this Section 11 shall survive any termination of this Agreement.

Section 12. Default of Underwriters. It shall be a condition to the agreement and obligation of the Company to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representative of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representative and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 13. Effective Date. This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this Section 13, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of written communications (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

SECTION 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

(a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company.

(b) Any termination pursuant to Section 8(f) hereof shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof).

SECTION 15. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, and will survive delivery of and payment for the Shares sold hereunder.

SECTION 16. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Suite 3300, Chicago, Illinois 60606, with a copy to Christopher Lueking, c/o Latham & Watkins LLP, 233 South Wacker Drive, Suite 5800, Chicago, Illinois 60606; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Alan Wovsaniker, c/o Lowenstein Sandler PC, 65 Livingston Avenue, Roseland New Jersey, 07068.

SECTION 17. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Shares contemplated by this Agreement and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares contemplated by this Agreement and the Company has consulted its and their own legal, accounting, regulatory and tax advisors to the extent it and they deemed appropriate; and (f) the Company waives, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

SECTION 18. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 19. Representation of Underwriters. You will act as Representative for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

SECTION 20. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

SECTION 21. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

Section 22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters including you, all in accordance with its terms.

Very truly yours,

CANCER GENETICS, INC.

By:
Name:
Title:

Signature page to Underwriting Agreement

The foregoing Agreement is hereby

confirmed and accepted as of

the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

Acting as Representative of the

several Underwriters named in

Schedule A.

By: WILLIAM BLAIR & COMPANY, L.L.C.

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares to be Purchased
William Blair & Company, L.L.C.
Robert W. Baird & Co. Incorporated
Needham & Company, LLC
First Analysis Securities Corp.
TOTAL

Schedule A-1

SCHEDULE B

Issuer General Use Free Writing Prospectuses

[None]

Schedule B -1

EXHIBIT A

CANCER GENETICS, INC.

                    Shares of Common Stock

PRICING AGREEMENT

                    , 2012

William Blair & Company, L.L.C.

  As Representative of the Several

  Underwriters Named in Schedule A

c/o William Blair & Company, L.L.C.

222 West Adams Street

Suite 3300

Chicago, Illinois 60606

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated                     , 2012 (the “Underwriting Agreement”) relating to the sale by the Company, and the purchase by the several Underwriters for whom William Blair & Company, L.L.C. is acting as representative (the “Representative”), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

Pursuant to Section 4 of the Underwriting Agreement, the Company agrees with the Representative as follows:

1. The public offering price per share for the Shares shall be $            .

2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $            , being an amount equal to the public offering price set forth above less $            per share.

Exhibit A - 1

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.

Very truly yours,

CANCER GENETICS, INC.

By:
Name:
Title:

Signature page to Pricing Agreement

The foregoing Agreement is hereby

confirmed and accepted as of

the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

Acting as Representative of the several

Underwriters named in Schedule A to

the Underwriting Agreement.

By: WILLIAM BLAIR & COMPANY, L.L.C.

By:
Name:
Title:

Signature page to Pricing Agreement

SCHEDULE A TO PRICING AGREEMENT

Pricing Information

•	Total Shares Offered: (with overallotment option: )

•	Price to Public: $

•	Underwriting Discount: $

•	Expected Settlement Date:

Schedule A to Pricing Agreement

EXHIBIT B-1

Form of Lock Up Agreement

[attached separately]

Exhibit B-1 - 1

EXHIBIT B-2

Locked Up Parties

Exhibit B - 2